Exhibit 23.1



MADSEN & ASSOCIATES, CPA's INC.                        684 East Vine St, #3
Certified Public Accountants and Business Consultants  Murray, Utah 84107
                                                      Telephone 801-268-2632
                                                     Fax 801-262-3978






       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


We have issued our report dated November 12, 2004, accompanying the audited financial statements of Elite Artz, Inc., at September 30, 2004 and December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows and for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


December 22, 2004

                                    /s/Madsen & Associates, CPA's Inc.